UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2003

First Potomac Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, MD	20814

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

Item 2.  Acquisition or Disposition of Assets

     On December 23, 2003, First Potomac Realty Trust (the “Company”) completed the acquisition of Alexandria Corporate Park, a 278,000 square-foot multi-tenanted industrial and flex property located in Alexandria, Virginia.

     Alexandria Corporate Park was acquired at a contractual purchase price of $40 million using proceeds from the Company’s October 23, 2003 initial public offering. Alexandria Corporate Park is 68 percent leased to six tenants.

Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements for Alexandria Corporate Park will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(b)	Pro forma financial information.

The required pro forma financial information for Alexandria Corporate Park will be filed by amendment hereto no later than 60 days after the date this report is required to be filed.

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

By:  /s/ Barry H. Bass

Name: Barry H. Bass
Title:   Chief Financial Officer

Date: January 6, 2004